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                                                                      EXHIBIT 16

                               [MITSUI LETTERHEAD]

                                                              September 14, 2006

Penske Corporation
2555 Telegraph Road
Bloomfield Hills
Michigan 48302-0954

Attention: General Counsel

     RE: Purchase Agreement, dated February 16, 2004, among Mitsui & Co., Ltd.
         ("Mitsui Japan"), Mitsui & Co. (U.S.A.), Inc. ("Mitsui USA"), International Motor Cars Group I, L.L.C., International Motor Cars Group II, L.L.C., Penske Corporation ("Penske"), Penske Automotive Holdings Corp. and United Auto Group, Inc. (the "Company") (the "Agreement"); capitalized terms used without definition have the meanings specified in the Agreement.

Ladies and Gentlemen:

     Mitsui Japan and Mitsui USA (together, the "Purchasers") are considering the purchase of shares of common stock of the Company from a number of individual sellers, all of which are members of Penske Associates, LLC, pursuant to a number of purchase agreements and the execution, delivery and performance of such purchase agreements and all required actions contemplated thereby (the "Proposed Transaction").

     In that connection, as a courtesy, we advise you that after the delivery of the purchase agreements referenced above and the closings thereunder the Purchasers will have Beneficial Ownership of the Common Stock to be acquired in the Proposed Transaction and will exercise the rights associated with such Beneficial Ownership of Common Stock under the Agreement, and specifically
Article VI thereof.

     We are appreciative of the important relationship between the Purchasers and Penske.

     Please confirm your agreement with the foregoing by causing this letter to be signed by an authorized officer and faxed to our counsel, Debevoise & Plimpton LLP, attention: Oliver Olah, at 212-521-7731, at your earliest convenience.

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     Thank you for your prompt attention to this matter.

                                        Very truly yours,

                                        MITSUI & CO., LTD.


                                        By: /s/ Tatsuo Nakayama
                                            ------------------------------------
                                        Name: Tatsuo Nakayama
                                        Title: General Manager
                                               1st Motor Vehicles Division


                                        MITSUI & CO. (U.S.A.), INC.


                                        By: /s/ Kazuki Okamura
                                            ------------------------------------
                                        Name: Kazuki Okamura
                                        Title: Senior Vice President and
                                               General Manager
                                               Machinery Division

We hereby confirm our agreement with the foregoing as described above. Signed this 14th day of September, 2006.


PENSKE CORPORATION


By: /s/ Robert H. Kurnick, Jr.
    ---------------------------------
Name: Robert H. Kurnick, Jr.
Title: President


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We hereby also confirm our agreement with the foregoing as described above.

INTERNATIONAL MOTOR CARS GROUP I, L.L.C.


By: /s/ James A. Hislop
    -------------------------------------
Name: James A. Hislop
Title: Managing Member, Penske Capital
       Partners, L.L.C.


INTERNATIONAL MOTOR CARS GROUP II, L.L.C.


By: /s/ James A. Hislop
    -------------------------------------
Name: James A. Hislop
Title: Managing Member, Penske Capital
       Partners, L.L.C.


PENSKE AUTOMOTIVE HOLDINGS CORP.


By: /s/ Roger S. Penske
    -------------------------------------
Name: Roger S. Penske
Title: Vice President


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